CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated March 8, 2002, accompanying the consolidated financial statements included in the Annual Report of Valesc Inc. and Subsidiary on Form 10-KSB for the year ended December 31, 2001. We hereby consent to the use of the aforementioned report in the Registration Statement (Form SB-2 No. 333-69860) and to the use of our name as it appears under the caption "Experts."




/s/ GRANT THORNTON LLP
----------------------


New York, New York
March 22, 2002


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